Exhibit 10.1

AMENDMENT TO CO-EXECUTIVE CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION PLAN

This Amendment (this “Amendment”) to the Co-Executive Chairman and Chief Executive Officer Compensation Plan between National Holdings Corporation, a Delaware corporation (the “Company”) and Mark D. Klein (the “Executive”) dated June 7, 2013, including the Annexes thereto (the "Agreement") is entered into and effective on the 6th day of June 2014.

W I T N E S S E T H:

WHEREAS, the Executive is employed by the Company pursuant to the terms of the Agreement; and

WHEREAS, pursuant to the Agreement, the Executive has the right and obligation to serve as one of only two members of the Executive Committee of the Company (with Robert Fagenson serving as the other Executive Committee member); and

WHEREAS, the Board of Directors of the Company desires to appoint Mark Goldwasser as a third member of the Executive Committee for a period of time beginning on June 6, 2014 and ending November 15, 2014 (the "applicable period"); and

WHEREAS, the Executive desires to consent to Mr. Goldwasser's appointment to the Executive Committee for the applicable period; and

WHEREAS, the parties desire to amend the Agreement to reflect this change to the composition of the Executive Committee for the applicable period; and

WHEREAS, the parties desire to confirm such change for the applicable period shall not constitute a breach of the Agreement giving rise to a Good Reason event as defined under Annex D, Section 1.k. of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            The Section titled "Executive Committee" shall be amended by deleting the last sentence and inserting in lieu thereof, the following:

The only other Members of such Executive Committee shall be Robert F. Fagenson and, for the period beginning June 6, 2014 and ending no later than November 15, 2014, Mark Goldwasser; provided, that, Mark Goldwasser’s service on the Executive Committee shall automatically expire on November 15, 2014 or earlier termination of his employment with the Company for any reason, without any further action of the Board of Directors of the Company. To the extent the Executive at any time becomes the sole member of the Executive Committee, the Executive Committee shall be automatically terminated and the Executive shall report directly to the Board.

2.            Section 1(k)(v) of Annex D of the Agreement is amended and restated to read as follows:

(v)     the Company’s material breach of this Agreement (including, without limitation, failing to arrange for a purchaser of all or substantially all of the Company’s assets or other successor to assume this Agreement, any failure to pay compensation when due or the Board's appointment of Mark Goldwasser to the Executive Committee for any period after November 15, 2014), other than an isolated, insubstantial and inadvertent breach not occurring in bad faith that is remedied by the Company promptly following receipt of written notice thereof given by the Executive (provided that the appointment of Mr. Goldwasser to the Executive Committee for any period after November 15, 2014 without the Executive's prior written consent will be deemed to be a material breach, will not be subject to cure under this Section 1(k) and will not be considered an isolated, insubstantial or inadvertent breach not occurring in bad faith). For the avoidance of doubt, the appointment of Mr. Goldwasser to the Executive Committee through November 15, 2014 shall not constitute a material breach of this Agreement.

3.             Except as specifically amended hereby, the Agreement shall remain in full force and effect.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date(s) set forth below.

NATIONAL HOLDINGS CORPORATION

/s/ Alan Levin
By:	Alan Levin
Its:	Chief Financial Officer
Date:	June 6, 2014

EXECUTIVE

/s/ Mark D. Klein
Mark D. Klein
Date:	June 6, 2014